EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Form SB-2 Registration Statement (File No. 333-________ Under the Securities Act of 1933 of Doblique, Inc. (a Nevada corporation) of our audit report dated January 17, 2002 on the financial statements of Doblique, Inc. as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000 and the period from March 28, 2000 (date of inception) through December 31, 2001, respectively, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The
Securities Act of 1933 and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                                         /s/ S. W. HATFIELD, CPA
                                                        ------------------------
                                                        S. W. HATFIELD, CPA


Dallas, Texas
February 12, 2002